EXHIBIT 4.4

SECOND AMENDMENT TO AND SUPPLEMENTAL INDENTURE

THIS SECOND AMENDMENT TO AND SUPPLEMENTAL INDENTURE (“Second Amendment”) is made this 23rd day of February, 2004, by and among Chattem, Inc., a Tennessee corporation (the “Company”), Signal Investment & Management Co., a Delaware corporation (“SIMC”), SunDex, LLC, a Tennessee limited liability company (“SunDex”) (collectively SIMC and SunDex are referred to as the “Guarantors”), and SouthTrust Bank (the “Trustee”), under the following circumstances:

A. The Company has issued its 8 7/8% Senior Subordinated Notes due 2008 in the original aggregate principal amount of $275,000,000 (herein the “Notes”).

B. The Notes were issued under the Indenture dated March 24, 1998, as amended by the First Amendment and Supplemental Indenture dated January 3, 2001, among the Company, the Guarantors and the Trustee (collectively, the “Indenture”).

C. Having received the written approval of the holders of at least a majority in interest in principal amount of the Notes pursuant to Section 9.02 of the Indenture (excluding any Notes owned by the Company or any of its affiliates), the Company, the Guarantors and the Trustee desire to amend the Indenture as provided hereinafter.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Second Amendment, the parties agree:

1. This Second Amendment is supplemental to the Indenture and does and shall be deemed to form a part of the Indenture for all purposes.

2. As of the Effective Date (as defined below), the Indenture is hereby amended as follows:

(a) The following Sections of Articles 4 and 5 of the Indenture are hereby deleted in their entirety: 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 5.01 and 5.02.

(b) Article 6 of the Indenture is hereby modified by deleting in their entirety, paragraphs (c), (d), (e), (f), (g), (h) and (i) of Section 6.01.

3. The amendments to the Indenture set forth in Section 2 (a) and (b) above shall not become operative until the date (the “Effective Date”) that the Notes are accepted for purchase by the Company pursuant to the Offer to Purchase and Consent Solicitation Statement dated February 10, 2004, as amended.

4. Except as expressly set forth herein, this Second Amendment shall not supersede or otherwise modify the terms and conditions of the Indenture.

5. The internal law of the State of New York shall govern and be used to construe this Second Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, this Second Amendment to and Supplemental Indenture has been executed by a duly authorized officer of the Company, each of the Guarantors and the Trustee.

Dated as of February         , 2004.

ATTEST:	CHATTEM, INC.

By:	By:

Hugh F. Sharber		A. Alexander Taylor II
Secretary		President

Dated as of February , 2004.

ATTEST:	SIGNAL INVESTMENT & MANAGEMENT CO., a Guarantor

By:	By:

Hugh F. Sharber		A. Alexander Taylor II
Secretary		President

Dated as of February , 2004.

ATTEST:	SUNDEX, LLC, a Guarantor

By:	By:

Hugh F. Sharber		A. Alexander Taylor II
Secretary		President

Dated as of February , 2004.

ATTEST:	SOUTHTRUST BANK, N.A.

By:	By:

Name:	Name:

Title:	Title:

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